Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLIED WORLD REPORTS 6.3% QUARTERLY GROWTH IN DILUTED BOOK VALUE PER SHARE WITH STRONG THIRD QUARTER 2012 RESULTS

Gross Premiums Written up 20% through September 2012

ZUG, SWITZERLAND, October 31, 2012 - Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $219.6 million, or $6.00 per diluted share, for the third quarter of 2012 compared to a net loss of $11.0 million, or $0.29 per diluted share, for the third quarter of 2011. Net income for the nine months ended September 30, 2012 was $534.2 million, or $14.28 per diluted share, compared to net income of $91.4 million, or $2.30 per diluted share, for the first nine months of 2011.

The company reported operating income of $79.2 million, or $2.16 per diluted share, for the third quarter of 2012, compared to operating income of $86.2 million, or $2.19 per diluted share, for the third quarter of 2011. Operating income for the nine months ended September 30, 2012 was $258.0 million, or $6.90 per diluted share, compared to operating income of $89.0 million, or $2.24 per diluted share, for the first nine months of 2011.

President and Chief Executive Officer Scott Carmilani commented, “The aftermath of Hurricane Sandy is in our minds, both personally and professionally, as we issue our third quarter results. While it’s too early to estimate the losses to Allied World, it is not too early to understand the significant impact this storm has had on the families and communities throughout the Atlantic states. Our hearts and minds go out to everyone affected.

With regard to our third quarter results, we believe we have demonstrated how Allied World’s size and diversity allows it to withstand a major industry loss event while still producing strong returns and significant book value growth for our shareholders. Despite having recorded $40 million of crop-related losses, the company is reporting net income of $220 million, or $6 per diluted share, for the quarter driven by gains in our investment portfolio and by strong overall underwriting results. Diluted book value per share grew by 6.3% for the quarter, to $93.82 at September 30th, and is up 17% for the first nine months of the year.”

Underwriting Results

Gross premiums written were $504.4 million in the third quarter of 2012, a 13.9% increase compared to $442.7 million in the third quarter of 2011. For the nine months ended September 30, 2012, gross premiums written totaled $1,832.2 million, a 20.3% increase compared to $1,523.0 million in the first nine months of 2011. Net premiums written were $391.5 million in the third quarter of 2012, an 11.8% increase compared to $350.3 million in the third quarter of 2011. For the nine months ended September 30, 2012, net premiums written totaled $1,475.2 million, a 20.2% increase compared to $1,226.9 million in the first nine months of 2011.

Net premiums earned in the third quarter of 2012 were $441.0 million, an 18.8% increase compared to $371.3 million in the third quarter of 2011. For the nine months ended September 30, 2012, net premiums earned totaled $1,272.7 million, a 19.9% increase compared to $1,061.5 million in the first nine months of 2011.

The combined ratio was 88.1% in the third quarter of 2012 compared to 83.9% in the third quarter of 2011. The loss and loss expense ratio was 58.7% in the third quarter of 2012 compared to 55.4% in the third quarter of 2011. During the third quarter of 2012, the company recorded net favorable reserve development on prior loss years of $56.2 million. This favorable reserve development resulted in a benefit of 12.7 percentage points to the company’s loss and loss expense ratio for the quarter. This compares to the third quarter of 2011, when the company recorded net favorable reserve development on prior loss years of $61.5 million, a benefit of 16.6 percentage points to the company’s loss and loss expense ratio for that quarter. Absent these adjustments, the loss and loss expense ratio for the third quarter of 2012 was 71.4% compared to 72.0% for the third quarter of 2011. The third quarter 2012 loss and loss expense ratio was impacted by $45.0 million, or 10.2 percentage points, from $40.0 million of crop reinsurance losses and $5.0 million of losses related to Hurricane Isaac. This compares to the third quarter of 2011 loss and loss expense ratio, which was impacted by $33.5 million of net losses, or 9.0 percentage points, from global catastrophes.

For the nine months ended September 30, 2012, the combined ratio was 86.2% compared to 100.7% for the first nine months of 2011. For the nine months ended September 30, 2012, the company recorded net favorable reserve development on prior loss years of $137.6 million, a benefit of 10.8 percentage points to the company’s loss and loss expense ratio. For the nine months ended September 30, 2011, the company recorded net favorable reserve development on prior loss years of $161.1 million, a benefit of 15.4 percentage points to the company’s loss and loss expense ratio. Absent prior year reserve adjustments, the loss and loss expense ratio for the nine months ended September 30, 2012 was 67.7% compared to 85.7% for 2011. The loss and loss expense ratio for the first nine months of 2012 was impacted by $45.0 million, or 3.5 percentage points, from $40.0 million of crop reinsurance losses and $5.0 million of losses related to Hurricane Isaac. The loss and loss expense ratio for the first nine months of 2011 was impacted by $233.1 million of net losses, or 22.2 percentage points, from global catastrophes.

The company’s expense ratio was 29.4% for the third quarter of 2012 compared to 28.5% for the third quarter of 2011. The expense ratio was 29.3% for the nine months ended September 30, 2012 compared to 30.4% for the first nine months of 2011.

Investment Results

The total return on the company’s investment portfolio for the three months ended September 30, 2012 was 2.2% compared to negative 1.1% for the three months ended September 30, 2011. The total return on the company’s investment portfolio for the nine months ended September 30, 2012 was 4.9% compared to 1.1% for the nine months ended September 30, 2011. See the table below for the components of our investment returns:

	Quarter Ended September 30, 2012	Quarter Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
	(Expressed in millions of U.S. Dollars)		(Expressed in millions of U.S. Dollars)
Net investment income	$39.1	$47.9	$128.8	$150.5
Net realized investment gains (losses)	149.8	(130.8)	292.1	(21.6)
Change in unrealized gains	—	(5.9)	(15.5)	(42.4)

Net investment income, realized gains and unrealized gains	188.9	(88.9)	405.4	86.5

Average invested assets	$8,449.4	$8,048.1	$8,332.5	$7,878.3

Financial statement portfolio return	2.2%	(1.1%)	4.9%	1.1%

Note: investment income, net realized gains / losses and change in unrealized gains / losses are disclosed on a pre-tax basis.

Shareholders’ Equity

As of September 30, 2012, our total shareholders’ equity was $3,435.8 million, compared to $3,149.0 million as of December 31, 2011.

As of September 30, 2012, diluted book value per share was $93.82, an increase of 17.1% compared to $80.11 as of December 31, 2011.

Share Repurchase Program

During the third quarter of 2012, the company repurchased 605,898 of its common shares through its share repurchase program in the open market at an average price of $78.54 per share for an aggregate cost of $47.6 million.

Allied World Financial Services, Inc.

During the quarter we launched Allied World Financial Services, Inc. Our goal is to expand our asset management expertise, invest in strategic business opportunities and diversify our earnings stream with business relationships that complement our core property and casualty business.

Supplementary Information

Allied World will be providing a Financial Supplement relating to third quarter 2012 and an Investment Supplement as of September 30, 2012. This information will be available at the “Investor Relations” section of the company’s website at www.awac.com.

Conference Call

Scott Carmilani, President and Chief Executive Officer, and other members of the company’s management will host a conference call on Thursday, November 1, 2012 at 9:00 am (Eastern Time) to discuss Allied World’s third quarter 2012 financial results. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (866) 843-0890 (U.S. and Canada callers) or (412) 317-9250 (international callers) and entering the passcode 4579664 approximately ten minutes prior to the call.

Following the conclusion of the presentation, a replay of the call will be available through Thursday, November 15, 2012 by dialing (877) 344-7529 (U.S. and Canada callers) or (412) 317-0088 (international callers) and entering the passcode 10018518. In addition, the webcast will remain available online through Thursday, November 15, 2012 at www.awac.com.

Non-GAAP Financial Measures

In presenting the company’s results, management has included and discussed in this press release certain non-generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”).

“Operating income” is an internal performance measure used in the management of the company’s operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss and impairment of intangible assets, and other non-recurring items. The company excludes net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company’s financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.

“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company

Allied World Assurance Company Holdings, AG, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch. Please visit www.awac.com for further information on Allied World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues:
Gross premiums written	$504,420	$442,698	$1,832,219	$1,522,984
Premiums ceded	(112,883)	(92,438)	(357,019)	(296,050)

Net premiums written	391,537	350,260	1,475,200	1,226,934
Change in unearned premiums	49,480	21,080	(202,546)	(165,411)

Net premiums earned	441,017	371,340	1,272,654	1,061,523

Net investment income	39,121	47,883	128,781	150,459
Net realized investment gains (losses)	149,813	(130,809)	292,057	(21,555)
Other income - termination fee	—	35,000	—	35,000

Total revenue	629,951	323,414	1,693,492	1,225,427

Expenses:
Net losses and loss expenses	258,948	205,546	724,530	745,811
Acquisition costs	51,086	39,680	149,812	120,733
General and administrative expenses	78,572	66,007	222,917	201,164
Amortization of intangible assets	633	767	1,900	2,300
Interest expense	13,822	13,748	41,579	41,235
Foreign exchange loss (gain)	1,023	2,966	(77)	3,708

Total expenses	404,084	328,714	1,140,661	1,114,951

Income (loss) before income taxes	225,867	(5,300)	552,831	110,476
Income tax expense	6,220	5,672	18,677	19,028

NET INCOME (LOSS)	$219,647	$(10,972)	$534,154	$91,448

PER SHARE DATA:
Basic earnings (loss) per share	$6.16	$(0.29)	$14.68	$2.40
Diluted earnings (loss) per share	$6.00	$(0.29)	$14.28	$2.30

Weighted average common shares outstanding	35,652,768	38,110,368	36,379,514	38,078,116
Weighted average common shares and common share equivalents outstanding	36,616,734	38,110,368	37,393,093	39,759,780

Dividends paid per share	$0.750	$0.375	$1.500	$0.375

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	September 30,	December 31,
	2012	2011
ASSETS:
Fixed maturity investments available for sale, at fair value	$29,085	$244,016
Fixed maturity investments trading, at fair value	7,125,860	6,254,686
Equity securities trading, at fair value	490,418	367,483
Other invested assets trading, at fair value	564,702	540,409

Total investments	8,210,065	7,406,594
Cash and cash equivalents	686,440	716,604
Insurance balances receivable	754,978	652,158
Prepaid reinsurance	262,163	226,721
Reinsurance recoverable	1,077,522	1,002,919
Accrued investment income	32,348	38,263
Net deferred acquisition costs	127,527	100,334
Goodwill	268,376	268,376
Intangible assets	51,998	53,898
Balances receivable on sale of investments	756,570	580,443
Net deferred tax assets	23,185	22,646
Other assets	60,817	53,202

Total assets	$12,311,989	$11,122,158

LIABILITIES:
Reserve for losses and loss expenses	$5,450,787	$5,225,143
Unearned premiums	1,316,399	1,078,412
Reinsurance balances payable	120,432	124,539
Balances due on purchases of investments	1,075,069	616,728
Senior notes	798,147	797,949
Dividends payable	—	14,302
Accounts payable and accrued liabilities	115,369	116,063

Total liabilities	8,876,203	7,973,136

SHAREHOLDERS’ EQUITY:

Common shares, 2012: par value CHF 12.98 per share and 2011: par value CHF 14.03 per share (2012: 37,083,742; 2011: 40,003,642 shares issued and 2012: 35,402,558; 2011: 37,742,131 shares outstanding)	477,246	557,153
Additional paid-in capital	—	78,225
Treasury shares, at cost (2012: 1,681,184; 2011: 2,261,511)	(120,944)	(136,590)
Retained earnings	3,078,099	2,635,750
Accumulated other comprehensive income	1,385	14,484

Total shareholders’ equity	3,435,786	3,149,022

Total liabilities and shareholders’ equity	$12,311,989	$11,122,158

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Quarter Ended September 30, 2012	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$263,129	$121,315	$119,976	$504,420
Net premiums written	200,779	71,199	119,559	391,537
Net premiums earned	173,948	85,329	181,740	441,017
Net losses and loss expenses	(109,111)	(15,099)	(134,738)	(258,948)
Acquisition costs	(22,696)	266	(28,656)	(51,086)
General and administrative expenses	(37,388)	(22,920)	(18,264)	(78,572)

Underwriting income	4,753	47,576	82	52,411
Net investment income				39,121
Net realized investment gains				149,813
Amortization of intangible assets				(633)
Interest expense				(13,822)
Foreign exchange loss				(1,023)

Income before income taxes				$225,867

GAAP Ratios:
Loss and loss expense ratio	62.7%	17.7%	74.1%	58.7%
Acquisition cost ratio	13.0%	(0.3%)	15.8%	11.6%
General and administrative expense ratio	21.5%	26.9%	10.0%	17.8%

Combined ratio	97.2%	44.3%	99.9%	88.1%

Quarter Ended September 30, 2011	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$201,522	$109,612	$131,564	$442,698
Net premiums written	157,310	61,386	131,564	350,260
Net premiums earned	150,474	80,175	140,691	371,340
Net losses and loss expenses	(85,720)	(43,666)	(76,160)	(205,546)
Acquisition costs	(19,549)	343	(20,474)	(39,680)
General and administrative expenses	(28,945)	(21,558)	(15,504)	(66,007)

Underwriting income	16,260	15,294	28,553	60,107
Net investment income				47,883
Net realized investment losses				(130,809)
Other income - termination fee				35,000
Amortization of intangible assets				(767)
Interest expense				(13,748)
Foreign exchange loss				(2,966)

Loss before income taxes				$(5,300)

GAAP Ratios:
Loss and loss expense ratio	57.0%	54.5%	54.1%	55.4%
Acquisition cost ratio	13.0%	(0.4%)	14.6%	10.7%
General and administrative expense ratio	19.2%	26.9%	11.0%	17.8%

Combined ratio	89.2%	81.0%	79.7%	83.9%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Nine Months Ended September 30, 2012	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$733,314	$418,498	$680,407	$1,832,219
Net premiums written	551,286	255,150	668,764	1,475,200
Net premiums earned	490,091	247,805	534,758	1,272,654
Net losses and loss expenses	(309,889)	(75,432)	(339,209)	(724,530)
Acquisition costs	(63,918)	1,376	(87,270)	(149,812)
General and administrative expenses	(103,162)	(66,969)	(52,786)	(222,917)

Underwriting income	13,122	106,780	55,493	175,395
Net investment income				128,781
Net realized investment gains				292,057
Amortization of intangible assets				(1,900)
Interest expense				(41,579)
Foreign exchange gain				77

Income before income taxes				$552,831

GAAP Ratios:
Loss and loss expense ratio	63.2%	30.4%	63.4%	56.9%
Acquisition cost ratio	13.0%	(0.6%)	16.3%	11.8%
General and administrative expense ratio	21.0%	27.0%	9.9%	17.5%

Combined ratio	97.2%	56.8%	89.6%	86.2%

Nine Months Ended September 30, 2011	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$611,562	$399,530	$511,892	$1,522,984
Net premiums written	470,099	245,281	511,554	1,226,934
Net premiums earned	431,812	236,421	393,290	1,061,523
Net losses and loss expenses	(294,146)	(186,932)	(264,733)	(745,811)
Acquisition costs	(56,527)	2,946	(67,152)	(120,733)
General and administrative expenses	(90,997)	(62,939)	(47,228)	(201,164)

Underwriting (loss) income	(9,858)	(10,504)	14,177	(6,185)
Net investment income				150,459
Net realized investment losses				(21,555)
Other income - termination fee				35,000
Amortization of intangible assets				(2,300)
Interest expense				(41,235)
Foreign exchange loss				(3,708)

Income before income taxes				$110,476

GAAP Ratios:
Loss and loss expense ratio	68.1%	79.1%	67.3%	70.3%
Acquisition cost ratio	13.1%	(1.2%)	17.1%	11.4%
General and administrative expense ratio	21.1%	26.6%	12.0%	19.0%

Combined ratio	102.3%	104.5%	96.4%	100.7%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED OPERATING INCOME RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income (loss)	$219,647	$(10,972)	$534,154	$91,448
Add after tax effect of:
Net realized investment (gains) losses	(141,451)	126,440	(276,035)	26,119
Other Income - termination fee	—	(32,270)	—	(32,270)
Foreign exchange loss (gain)	1,023	2,966	(77)	3,708

Operating income	$79,219	$86,164	$258,042	$89,005

Weighted average common shares outstanding:
Basic	35,652,768	38,110,368	36,379,514	38,078,116
Diluted	36,616,734	39,340,710 *	37,393,093	39,759,780

Basic per share data:
Net income (loss)	$6.16	$(0.29)	$14.68	$2.40
Add after tax effect of:
Net realized investment (gains) losses	(3.97)	3.32	(7.59)	0.69
Other Income - termination fee	—	(0.85)	—	(0.85)
Foreign exchange loss (gain)	0.03	0.08	—	0.10

Operating income	$2.22	$2.26	$7.09	$2.34

Diluted per share data:
Net income (loss)	$6.00	$(0.29)*	$14.28	$2.30
Add after tax effect of:
Net realized investment (gains) losses	(3.86)	3.21	(7.38)	0.66
Other Income - termination fee	—	(0.82)	—	(0.81)
Foreign exchange loss (gain)	0.02	0.09	—	0.09

Operating income	$2.16	$2.19	$6.90	$2.24

*	Diluted weighted average common shares outstanding were only used in the calculation of diluted operating income per share. There were no common share equivalents included in calculating diluted earnings per share as there was a net loss and any additional shares would prove to be anti-dilutive.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of	As of
	September 30,	December 31,	September 30,
	2012	2011	2011
Price per share at period end	$77.25	$62.93	$53.71

Total shareholders’ equity	$3,435,786	$3,149,022	$3,003,074

Basic common shares outstanding	35,402,558	37,742,131	38,145,557

Add: unvested restricted share units	179,986	249,251	256,672

Add: performance based equity awards	508,130	889,939	898,014

Add: employee share purchase plan	5,925	11,053	1,215

Add: dilutive options/warrants outstanding	1,306,837	1,525,853	1,107,305
Weighted average exercise price per share	$46.14	$45.72	$38.80
Deduct: options bought back via treasury method	(780,502)	(1,108,615)	(799,914)

Common shares and common share equivalents outstanding	36,622,934	39,309,612	39,608,849

Basic book value per common share	$97.05	$83.44	$78.73
Diluted book value per common share	$93.82	$80.11	$75.82

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION

(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Opening shareholders’ equity	$3,283,901	$3,044,417	$3,149,022	$3,075,820
Deduct: accumulated other comprehensive income	(1,414)	(23,095)	(14,484)	(57,135)

Adjusted opening shareholders’ equity	3,282,487	3,021,322	3,134,538	3,018,685

Closing shareholders’ equity	$3,435,786	$3,003,074	$3,435,786	$3,003,074
Deduct: accumulated other comprehensive income	(1,385)	(17,796)	(1,385)	(17,796)

Adjusted closing shareholders’ equity	3,434,401	2,985,278	3,434,401	2,985,278

Average shareholders’ equity	$3,358,444	$3,003,300	$3,284,470	$3,001,982

Net income (loss) available to shareholders	$219,647	$(10,972)	$534,154	$91,448
Annualized net income (loss) available to shareholders	878,588	(43,888)	712,205	121,931

Annualized return on average shareholders’ equity - net income (loss) available to shareholders	26.2%	(1.5%)	21.7%	4.1%

Operating income available to shareholders	$79,219	$86,163	$258,042	$89,005
Annualized operating income available to shareholders	316,876	344,652	344,056	118,673

Annualized return on average shareholders’ equity - operating income available to shareholders	9.4%	11.5%	10.5%	4.0%

Source: Allied World Assurance Company Holdings, AG

Media:

Faye Cook

Vice President, Marketing & Communications

+1-441-278-5406

faye.cook@awac.com

Investors:

Keith J. Lennox

Investor Relations Officer

+1-646-794-0750

keith.lennox@awac.com

Website: www.awac.com